UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2008

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	0-13818	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 MUNOZ RIVERA AVE, POPULAR CENTER BUILDING, HATO REY , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 3, 2008, Popular, Inc. (the "Corporation") filed a Form 8-K with the Securities and Exchange Commission disclosing that on August 29, 2008, Popular Mortgage Servicing, Inc. ("PMSI"), Equity One, Inc. ("Equity One"), Equity One, Incorporated, Equity One Consumer Loan Company, Inc., Popular FS, LLC, E-LOAN Auto Fund Two, LLC, and Popular Financial Services, LLC, the Corporation and Popular North America, Inc., (collectively the "Sellers") and Goldman Sachs Mortgage Company, Goldman, Sachs & Co., and Litton Loan Servicing, LP (collectively "the Purchasers") entered into an Asset Purchase Agreement (the "Agreement") contemplating the sale by the Sellers of approximately $1.2 billion in loans and mortgage servicing assets of subsidiaries of Popular Financial Holdings to the Purchasers. Pursuant to the Agreement and subject to receipt of any necessary consents and approvals and satisfaction of any other necessary conditions, it is anticipated that, on or shortly after the expected closing date in the fourth quarter of 2008, Litton Loan Servicing, LP will be the replacement, successor or assignee servicer in, to and under the pooling and servicing agreements and related agreements pursuant to which Equity One is currently the servicer in transactions under the Popular ABS securitization platform and in other transactions sponsored by third parties pursuant to which Equity One is currently the servicer. In all such transactions PMSI currently acts as subservicer for Equity One. Attached as Exhibit 99.1 is a list of the transactions in which it is expected that Litton Loan Servicing, LP will act as replacement, successor or assignee servicer.

Item 9.01 Financial Statements and Exhibits.

99.1 List of Transactions Subject to Servicing Transfer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

September 19, 2008	By:	Ileana Gonzalez

Name: Ileana Gonzalez
Title: Senior Vice President and Comptroller

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Exhibit Index

Exhibit No.	Description

99.1	List of Transactions Subject to Servicing Transfer